EXHIBIT 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the previously filed open Registration Statements on Form S-8 (No. 333-123320 and No. 333-134262) and Form S-3 (No. 333-139580) of Dollar Financial Corp. of (i) our audit report dated June 27, 2006 to the Directors of 764815 Ontario Inc., 1556911 Ontario Limited and 6052746 Canada Inc. with respect to the combined balance sheet of 764815 Ontario Inc., 1556911 Ontario Limited and 6052746 Canada Inc. as at January 31, 2006 and 2005 and the combined statements of operations and retained earnings and cash flows for the years then ended, and (ii) our report dated January 18, 2006 to the Directors of Jenica Holdings Inc. with respect to audited the balance sheets of Jenica Holdings Inc. as at December 31, 2005 and 2004 and the statements of operations and retained earnings and cash flows for each of the years in the three year period ended December 31, 2005, 2004 and 2003, which reports appears in the Form 8-K/A of Dollar Financial Corp. dated January 16, 2007.
BDO DUNWOODY LLP
/s/ BDO DUNWOODY LLP
Chartered Accountants
Hamilton, Ontario
January 16, 2007